Exhibit 3.2
BY-LAWS
OF
tw telecom inc..
(hereinafter called the “Corporation”)
AS AMENDED February 14, 2013

ARTICLE I
OFFICES AND AGENT
SECTION 1. Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
SECTION 2. Other Offices. The Corporation may also have offices at other places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business of the Corporation shall require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at any place, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of meeting or in a duly executed waiver of notice thereof. Adjournments of meetings may be held at the place at which the meeting adjourned is being held, or at any other place determined by the Board, whether or not a quorum shall have been present at such meeting.
SECTION 2. Annual Meetings. To the extent required by applicable law or the Restated Certificate of Incorporation of the Corporation, an annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time and on such date as shall be determined by the Board and stated in the notice of the meeting.
SECTION 3. Special Meetings. Except as otherwise provided by applicable law, special meetings of the stockholders shall be called only in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation.
SECTION 4. Notice of Meetings. Written notice of stockholder meetings, stating the time, place and date, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the President, any Vice President, the Secretary or an Assistant Secretary to each stockholder entitled to vote at such meeting, at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by applicable law.

SECTION 5. Quorum. Except as otherwise provided by applicable law or by the Restated Certificate of Incorporation of the Corporation, the holders of a majority in total voting power of the outstanding capital stock of the Corporation entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders; provided, that where a separate vote by a class or series of capital stock is required, the holders of a majority in total voting power of the outstanding capital stock of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such vote on such matter. In the absence of a quorum, the Chairman of the meeting or the holders of a majority in voting power of the capital stock entitled to vote thereat that are present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which may have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a written notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting, unless a different period is prescribed by applicable law.
SECTION 6. Proxies. Any stockholder entitled to vote at a meeting of the stockholders may do so in person or by proxy appointed by such stockholder or by such stockholder’s attorney thereto authorized, and bearing a date not more than three years prior to such meeting, unless such instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of the applicable meeting in order to be counted in any vote at such meeting.
SECTION 7. Voting. Except as otherwise provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, and except for the election of directors, any question brought before any meeting of the stockholders at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the capital stock present in person or represented by proxy and entitled to vote on the applicable subject matter.
SECTION 8. Organization; Order of Business.
(a) At every meeting of stockholders, the Chairman of the Board, or in such person’s absence, the President, or in the absence of both of them, any Vice President, shall act as Chairman of the meeting. In the absence of the Chairman of the Board, the President, and all Vice Presidents, the Board, or if the Board fails to act, the stockholders may appoint any stockholder, director or officer of the Corporation to act as Chairman of any meeting. The Secretary of the Corporation shall act as Secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

(b)(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at any annual meeting of the stockholders, only (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors of the Corporation or (iii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 8, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 8.
(2) For nominations or business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the public announcement of such increase is first made by the Corporation. In addition, to be considered timely, a stockholder's notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, or any adjournment or postponement thereof, in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. To be in proper written form, a stockholder’s notice to the Secretary of the Corporation shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and its respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment; (iii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (iv) (A) the class or series and number of shares of the Corporation which are beneficially owned by the stockholder or any affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation incurred by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder's immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, (I) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (J) any other information relating to such stockholder that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) any material interest of the stockholder in such business; (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business; and (vii) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to make a nomination or present a proposal at an annual meeting and such stockholder’s nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such nominee or proposal at such annual meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder who is a holder of record at the time of the giving of notice provided for in this Section 8, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors of the Corporation, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder has given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, to be considered timely, a stockholder's notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, or any adjournment or postponement thereof, in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. To be in proper written form, such notice must meet the requirements set forth in paragraph (b)(2) above with respect to nominations to be made at an annual meeting.
(d) With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder's notice must, in addition to the matters set forth above, also include a completed and signed questionnaire, representation and agreement as required by this paragraph (d). The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 8) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.
(e) Only such persons who are nominated in accordance with this Section 8 shall be eligible to serve as directors of the Corporation and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8; provided that the foregoing shall not apply to matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation's notice of meeting. The Chairman of a meeting shall refuse to permit any nomination or business to be brought before the meeting which fails to comply with the foregoing or if a stockholder solicits proxies in support of such stockholder’s nominee or proposal without such stockholder having made the representation required by clause (vii) of paragraph (b)(2) above.
SECTION 9. No Action by Written Consent. Subject to the terms of any outstanding Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
SECTION 10. Voting List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present.
SECTION 11. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to the identity of the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
SECTION 12. Record Date. In order that the Corporation may determine the stockholders entitled to (i) notice of or to vote at any meeting of the stockholders or any adjournment thereof, (ii) receive payment of any dividend or other distribution or allotment of any rights, or exercise any rights in respect of any change, conversion, or exchange of stock, or (iii) for the purpose of any other lawful action, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall, unless otherwise required by law, not be, in the case of clause (i) above, more than sixty nor less than ten days before the date of such meeting, and in the case of any other action, more than sixty days prior to such other action. If no record date is fixed:

(a) the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
SECTION 13. Inspectors of Election. The Corporation may, and at the request of any stockholder or if required by law shall, before or at each meeting of stockholders, appoint one or more inspectors of elections to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the Chairman of the meeting may, and at the request of any stockholder or if required by law shall, appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of outstanding shares of capital stock of the Corporation and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of the stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
ARTICLE III
BOARD OF DIRECTORS
SECTION 1. General Powers. The business of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of applicable law, the Restated Certificate of Incorporation of the Corporation and these By-laws; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

SECTION 2. Number of Directors. Subject to any rights of the holders of any series of Preferred Stock of the Corporation outstanding at any time to elect additional directors to the Board, the number of directors that shall constitute the entire Board of the Corporation shall be not less than three members, the exact number of which shall from time to time be determined by resolution of the Board.
SECTION 3. Election of Directors.
(a) Except as otherwise required by statute or by the Restated Certificate of Incorporation of the Corporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders.
(b) Subject to the provisions of the Restated Certificate of Incorporation of the Corporation and to this Article III, each director shall serve until the next succeeding annual meeting of stockholders and until his or her respective successor has been duly elected and qualified.
SECTION 4. Independent Directors. For so long as any class of capital stock of the Corporation is traded on a national securities exchange or authorized for quotation on any nationally recognized over-the-counter quotation system, the Board shall have at least a majority of independent directors in compliance with the requirements of any such national securities exchange or quotation system then applicable to the Corporation.
SECTION 5. Resignations. Any director of the Corporation may resign at any time, by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect after receipt of the applicable written notice of resignation by the Board, the Chairman of the Board, the President or the Secretary of the Corporation at the time specified in such written notice or, if no time is specified, immediately upon receipt of such written notice by the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 6. Removal of Directors. Directors may only be removed as provided in Section 5 of Article VI of the Restated Certificate of Incorporation of the Corporation.
SECTION 7. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and any vacancy on the Board occurring for any other reason shall be filled in accordance with Section 5 of Article VI of the Restated Certificate of Incorporation of the Corporation.
SECTION 8. Chairman of the Board. The directors shall elect one of their members to be Chairman of the Board. The Chairman of the Board shall perform such duties as may from time to time be assigned by the Board. The Chairman of the Board shall be subject to the control of and may be removed from such office by the Board.

SECTION 9. Annual Meetings. The Board shall meet for the election of officers and the transaction of other business as soon as practicable before or after each annual meeting of the stockholders, and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum is present. Such meeting may be held at any other time or place specified in a notice given as hereinafter provided for regular meetings of the Board.
SECTION 10. Regular Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held at such time and at such place as may from time to time be determined by the Board. Notice of each regular meeting shall be furnished in writing to each member of the Board not less than five days in advance of such meeting, unless such notice requirement is waived in writing by each such member.
SECTION 11. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, and shall be called by the President or the Secretary of the Corporation upon the written request of not less than a majority of the members of the Board then in office. Special meetings of the Board shall be held at such time and place as shall be designated in the notice of the meeting. The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board by mail at least five days before the meeting, or by facsimile, telegram, cable, electronic mail or personal service at least twenty-four (24) hours before the meeting, unless such notice requirement is waived in writing by each director, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.
SECTION 12. Quorum. Except as otherwise required by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. For purposes of these By-laws, “the entire Board” means the total number of directors which the Corporation would have if there were no vacancies or unfilled newly created directorships.
SECTION 13. Manner of Acting.
(a) Except as otherwise provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By- laws, and except for those matters that may be specified in the Restated Certificate of Incorporation of the Corporation as requiring stockholder approval, all matters presented to the Board (or a committee thereof) shall be approved by the affirmative vote of a majority of the directors present at any meeting of the Board (or such committee) at which there is a quorum (the foregoing is referred to herein as a “simple majority”).

(b) Except as otherwise provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, the Board may from time to time, by resolution of a simple majority of the Board, specify, amend, supplement, substitute, remove or add matters that may not be effected by the Corporation without the affirmative vote of a simple majority of the Board.
SECTION 14. Organization. Meetings shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by such other person as the directors may select. The Board shall keep written minutes of its meetings. The Secretary of the Corporation shall act as Secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.
SECTION 15. Action by Written Consent. Unless otherwise required by the Restated Certificate of Incorporation of the Corporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission from an electronic mail address of the Board or committee member known to the Corporation, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof.
SECTION 16. Meetings by Means of Conference Telephone. Unless otherwise required by the Restated Certificate of Incorporation of the Corporation or these By- laws, members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 16 shall constitute presence in person at such meeting.
SECTION 17. Compensation. The directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to performance of their duties as the Board shall from time to time determine by resolution. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
COMMITTEES
SECTION 1. Constitution and Powers. Except as provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, the Board may, by resolution of a simple majority of its members, designate one or more committees. Except as provided in these By-laws, each committee shall consist of one or more directors of the Corporation. Except as provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, the Board, by a simple majority vote of its members, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any matters which would not otherwise require a higher vote than a simple majority vote of the Board. Except as required by applicable law, the Restated

Certificate of Incorporation of the Corporation or these By-laws, for those matters that require a higher vote of the Board than a simple majority vote, the Board, by such requisite higher vote, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any such matters requiring such requisite higher vote.
SECTION 2. Organization of Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Each committee that may be established by the Board may fix its own rules and procedures. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall be responsible to the Board for the conduct of the enterprises and affairs entrusted to them. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members.
SECTION 3. Executive Committee. The Board, by the affirmative vote of all the members of the entire Board may designate an executive committee of the Board to manage and operate the affairs of the Corporation. Except as provided by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws, such executive committee shall exercise all powers and authority of the Board in the management of the business and affairs of the Corporation; provided, however, that an executive committee shall not have the authority to approve any matters which (pursuant to applicable law, the Restated Certificate of Incorporation of the Corporation or these By- laws) require a higher vote than a simple majority vote of the Board, unless the resolution establishing such executive committee (or vesting such executive committee with such authority) states otherwise and such resolution is approved by such requisite higher vote. The executive committee, if one is designated, shall report to the Board not less often than quarterly.
ARTICLE V
OFFICERS
SECTION 1. Officers. The Board shall elect a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Treasurer and a Secretary. The Chairman of the Board and the Chief Executive Officer shall be chosen from the Board. The Board may elect from time to time such other officers as, in the opinion of the Board, are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person, provided, however, that the President shall not hold any other office except that of Chairman of the Board and/or Chief Executive Officer.

SECTION 2. Chairman of the Board. The Chairman of the Board, if present, shall preside at all meetings of the stockholders and of the Board. The Chairman of the Board may enter into and execute in the name of the Corporation powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. The Chairman of the Board shall be a senior officer of the Corporation and in case of the inability or failure of the President to perform his or her duties, the Chairman of the Board shall perform the duties of the President. In addition, the Chairman of the Board shall perform such other duties as may from time to time be assigned to such officer by the Board.
SECTION 3. Chief Executive Officer. The Chief Executive Officer shall have supervisory authority over the business, affairs and property of the Corporation, and over the activities of the President and other executive officers of the Corporation (excluding the Chairman of the Board). In general, the Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board. If the Board shall not have elected another person to such office, the President shall be the Chief Executive Officer. If so elected by the Board, the Chairman of the Board may be the Chief Executive Officer.
SECTION 4. President. The President shall be the chief operating officer of the Corporation, unless the Board appoints a Chief Operating Officer, and shall have general supervision of the daily business, affairs and property of the Corporation. The President shall have the power to appoint and terminate the appointment or election of officers, agents or employees other than those appointed or elected by the Board. The President may enter into and execute in the name of the Corporation powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. In general, the President shall have all authority incident to the office of President and chief operating officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board. The President shall, at the request or in the absence or disability of the Chairman of the Board or the Chief Executive Officer, perform the duties and exercise the powers of such officer.
SECTION 5. Vice Presidents. The Vice Presidents shall have such powers and shall perform such duties as may from time to time be assigned to them by the Chairman of the Board, the President, the executive committee, if any, or the Board. Without limiting the generality of the foregoing, Vice Presidents may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of their duties which implement policies established by the Board.
SECTION 6. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned by the Chairman of the Board, the President, the executive committee, if any, or the Board. Without limiting the generality of the foregoing, the Chief Financial Officer may sign and execute contracts and other obligations pertaining to the regular course of his or her duties which implement policies established by the Board.

SECTION 7. Treasurer. The Treasurer shall, if required by the Chairman of the Board, the President, the executive committee, if any, the Board or any other officer to whom the Treasurer reports, give a bond for the faithful discharge of duties, in such sum and with such sureties as may be so required. Unless the Board otherwise declares by resolution, the Treasurer shall have custody of, and be responsible for, all funds and securities of the Corporation; receive and give receipts for money due and payable to the Corporation from any source whatsoever; deposit all such money in the name of the Corporation in such banks, trust companies, or other depositories as the Board may designate; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board, and be responsible for the accuracy of the amounts of all funds so disbursed; regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer’s direction, full and adequate accounts of all money received and paid by the Treasurer for the account of the Corporation; render to the Board, any duly authorized committee of directors, the Chairman of the Board, the President or any officer to whom the Treasurer reports, whenever they or any of them, respectively, shall require the Treasurer to do so, an account of the financial condition of the Corporation and of all transactions of the Treasurer; and, in general, have all authority incident to the office of Treasurer and such other authority and perform such other duties as from time to time may be assigned by the Board. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall have such other duties and have such other powers as the Board may from time to time prescribe.
SECTION 8. Secretary. The Secretary shall act as Secretary of all meetings of the stockholders and of the Board; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation in connection with meetings of stockholders and of the Board are duly given; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates for stock of the Corporation and to all documents or instruments requiring the same, the execution of which on behalf of the Corporation is duly authorized in accordance with the provisions of these By-laws; shall have charge of the stock records and also of the other books, records and papers of the Corporation relating to its organization and acts as a corporation, and shall see that the reports, statements and other documents related thereto required by law are properly kept and filed, all of which shall, at all reasonable times, be open to the examination of any director; and shall, in general, have all authority incident to the office of Secretary and such other authority and perform such other duties as from time to time may be assigned by the Board.
SECTION 9. Removal. Any officer may be terminated or removed from office, either with or without cause, by the Board at any meeting thereof or by written consent, provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 10. Resignation. Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time therein specified or if no time is specified, immediately. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 11. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled at any time by the Board, or if such officer was appointed by the Chairman of the Board or the President, then by the Chairman of the Board or the President, as applicable.
SECTION 12. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Treasurer, with approval of the Chairman of the Board or the President, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as the Treasurer shall deem necessary or appropriate, provided that payments from such bank accounts are to be made upon and according to the check of the Corporation as shall be specified in the written instructions of the Treasurer or Assistant Treasurer of the Corporation with the approval of the Chairman of the Board or the President of the Corporation.
SECTION 13. Voting of Stock Held. Unless otherwise provided in the Restated Certificate of Incorporation of the Corporation or directed by the Board, the Chairman of the Board and the President may from time to time personally or by an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, limited liability company, partnership, trust or legal entity (“Person”) any of the stock or securities of which may be held by the Corporation, at meetings of the holders of the stock or other securities of such Person, or consent in writing to any action by any such Person, and may instruct any person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as the Secretary may deem necessary or proper in the premises; or may attend any meeting of the holders of stock or other securities of any such Person and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such Person.
ARTICLE VI
CAPITAL STOCK
SECTION 1. Certificated and Uncertificated Shares.
(a) Shares of the Company’s stock may be certificated or uncertificated. All shares that are represented by certificates must be signed by (i) the Chairman of the Board, the President or any Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the holder in the Corporation.

(b) Except in the case of uncertificated shares, for each class or series of stock that the Corporation shall be authorized to issue, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent each class or series of stock, provided that, except as otherwise required by Section 202 of the GCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder that so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.
SECTION 2. Signatures. Any or all signatures on the certificate may be a facsimile. In case an officer, transfer agent or registrar that has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
SECTION 3. Lost Certificates. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation and its transfer agents and registrars with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.
SECTION 4. Transfers. Except as otherwise prescribed by applicable law or by the Restated Certificate of Incorporation of the Corporation, and subject to any transfer restrictions applicable thereto and conspicuously noted on the stock certificate, stock of the Corporation shall be transferable in the manner prescribed in these By- laws. Transfers of uncertificated stock shall be made on the books of the Corporation only by an appropriate stock power executed by the record holder of such stock or by such person’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, and in the case of stock represented by a certificate, by an appropriate stock power executed by the person named in the certificate or by such person’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary of the Corporation, and upon surrender of the certificate or certificates for such stock properly endorsed. Every certificate exchanged, returned or surrendered shall be marked “Canceled,” with the date of cancellation, by the Secretary or an Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation, its stockholders or creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
SECTION 5. Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.
SECTION 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
SECTION 7. Regulations. Except as otherwise provided by applicable law or in the Restated Certificate of Incorporation of the Corporation, the Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.
SECTION 8. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions in the Restated Certificate of Incorporation of the Corporation, may be declared by the Board at any regular or special meeting, and may be paid in cash, in property, or in securities of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.
ARTICLE VII
INDEMNIFICATION
SECTION 1. Directors’ Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person that was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such proceeding or any claim made in connection therewith. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section 1 of Article VII. Subject to the second sentence of the next paragraph, the Corporation shall be required to indemnify or make advances to a person in connection with a Proceeding (or part thereof) initiated by such person only if the initiation of such Proceeding (or part thereof) was authorized by the Board.
The Corporation shall pay the expenses (including attorneys’ fees) incurred by any person that is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by such a person in defending any Proceeding in advance of its final disposition shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Section l of Article VII or otherwise. If a claim for indemnification or payment of expenses under this Section 1 of Article VII is not paid in full within sixty (60) calendar days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
The rights conferred on any person by this Section 1 of Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation, these By-laws, agreement, vote of stockholders or resolution of disinterested directors or otherwise. The Corporation’s obligation, if any, to indemnify any person that was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity, as applicable.
Any amendment, modification or repeal of the foregoing provisions of this Section 1 of Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
SECTION 2. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or other person indemnified hereunder and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VIII
GENERAL PROVISIONS
SECTION 1. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.
SECTION 2. Seal. The Board shall approve a corporate seal which shall be in the form of a circle and shall bear the name of the Corporation, the year of its incorporation and the word “Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be determined and may be changed by resolution of the Board.
SECTION 4. Notices and Waivers Thereof.
(a) Whenever any written notice is required by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws to be given to any director, member of a committee or stockholder, such notice may be given personally, or by mail, or in the case of directors or officers, by facsimile transmission or electronic mail, addressed to such address as appears on the books of the Corporation. Any notice given by facsimile transmission or electronic mail shall be deemed to have been given upon confirmation of receipt by the addressee.
(b) Whenever any notice is required by applicable law, the Restated Certificate of Incorporation of the Corporation, or these By-laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors needs to be specified in any written waiver of notice unless so required by applicable law, the Restated Certificate of Incorporation of the Corporation or these By-laws.
SECTION 5. Amendments. These By-laws may be amended only as set forth in Article VIII of the Restated Certificate of Incorporation of the Corporation.

SECTION 6. Saving Clause. These By-laws are subject to the provisions of the Restated Certificate of Incorporation of the Corporation and applicable law. If any provision of these By-laws is inconsistent with the Restated Certificate of Incorporation of the Corporation or the General Corporation Law, such provision shall be invalid only to the extent of such conflict, and such conflict shall not affect the validity of any other provision of these By- laws.